UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2008 (May 28, 2008)

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Section 8.01 below is incorporated herein.

Item 8.01	Other Events.

Equity Awards to Officers

On May 28, 2008, the Stock Option Committee (the “Stock Option Committee”) of the Board of Directors (the “Board”) of Verint Systems Inc. (the “Company”) approved the grant of time-based and performance-based restricted stock units to Dan Bodner, the Company’s Chief Executive Officer and a member of the Board, and Douglas Robinson, the Company’s Chief Financial Officer, pursuant to the terms of the Company’s current forms of applicable equity award agreements. Mr. Bodner was granted 37,500 time-based restricted stock units and 37,500 performance-based restricted stock units. Mr. Robinson was granted 22,557 time-based restricted stock units and 22,556 performance-based restricted stock units. The grants were made in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), in reliance on Regulation D promulgated thereunder.

The time-based restricted stock units vest 1/3 on April 3, 2009, 1/3 on April 3, 2010 and 1/3 on May 28, 2011, but in no event prior to the latest of (i) the Company becoming compliant with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the shares of the Company’s common stock being listed on one or more established stock exchanges or national market systems, including without limitation the Nasdaq Global Market, and (iii) the date the Company has sufficient available capacity under one or more current or future shareholder-approved equity plans for all equity awards granted on May 28, 2008 which remain outstanding at such time to vest in compliance with applicable Nasdaq restrictions relating to equity compensation plans (each, a “Compliance Event” and collectively, the “Compliance Events”).

The performance-based restricted stock units vest 1/3 upon the Board or Stock Option Committee’s determination of the achievement of certain revenue targets as described in the applicable award agreements and established by the Board or the Stock Option Committee (the “Revenue Targets”) for the period from May 1, 2008 through January 31, 2009 (the “Fiscal 2008 Period”), 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2009 through January 31, 2010 (the “Fiscal 2009 Period”), and 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2010 through January 31, 2011 (the “Fiscal 2010 Period”), but in no event shall any such vesting occur prior to the latest of the three Compliance Events.

Also, on May 28, 2008, the Stock Option Committee approved the Revenue Target and related vesting percentage for the performance-based restricted stock units for the Fiscal 2008 Period.

Equity Awards to Directors

On May 28, 2008, the Board approved a grant of 5,000 shares of restricted stock to each of its four independent directors, Victor A. DeMarines, Kenneth A. Minihan, Larry Myers, and Howard Safir, for Board service during fiscal 2008. These shares of restricted stock will vest 100% on May 16, 2009. The grants were made in transactions exempt from the registration requirements of the 1933 Act in reliance on Regulation D promulgated thereunder.

Equity Awards to Employees

On May 28, 2008, the Stock Option Committee granted various time-based equity awards representing an aggregate of approximately 800,000 shares of the Company’s common stock to approximately 330 employees in the United States and elsewhere throughout the world. The grants were made in transactions exempt from the registration requirements of the 1933 Act (i) to grantees who were accredited investors in reliance on Regulation D promulgated under the 1933 Act and (ii) to all other grantees in reliance on the application of the no-sale theory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: June 3, 2008

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer